Exhibit 99

NEWS
CONTACT: Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS THIRD QUARTER RESULTS; REACHES MILESTONE 700,000 ROOMS WORLDWIDE

HIGHLIGHTS

•	Third quarter diluted EPS totaled $0.65, a 25 percent increase over prior year results;

•	North American comparable systemwide RevPAR rose 8.7 percent in the third quarter with average daily rates up 5.0 percent;

•	On a constant dollar basis, worldwide comparable systemwide RevPAR rose 8.1 percent in the third quarter, including a 4.5 percent increase in average daily rate;

•
Marriott repurchased 4.5 million shares of the company’s common stock for $300 million during the third quarter. To date in October, the company repurchased 3.9 million shares for $254 million. Year-to-date, the company repurchased 20.4 million shares for $1.2 billion;

•	Comparable company-operated house profit margins increased 240 basis points in North America and 200 basis points worldwide in the third quarter;

•	Adjusted for cost reimbursements, the company’s operating income margin increased to 43 percent compared to 41 percent in the year-ago quarter;

•	At the end of the third quarter, the company’s worldwide development pipeline increased to nearly 225,000 rooms, including approximately 37,000 rooms approved, but not yet subject to signed contracts;

•	Nearly 6,900 rooms were added during the third quarter, including over 2,200 rooms in international markets. At quarter-end, Marriott operated or franchised over 700,000 rooms worldwide;

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $393 million in the quarter, a 19 percent increase over third quarter 2013 adjusted EBITDA.

BETHESDA, MD - October 28, 2014 - Marriott International, Inc. (NASDAQ: MAR) today reported third quarter 2014 results.

1

Third quarter 2014 net income totaled $192 million, a 20 percent increase over third quarter 2013 net income. Diluted earnings per share (EPS) totaled $0.65, a 25 percent increase from diluted EPS in the year-ago quarter. On July 29, 2014, the company forecasted third quarter diluted EPS of $0.59 to $0.63.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “We were very pleased with results in the quarter. Our outperformance compared to the guidance we provided in July was largely due to stronger than expected RevPAR and margin growth. North American systemwide RevPAR rose nearly 9 percent and occupancy reached an extraordinary 77.6 percent while room rates rose 5 percent. Group demand was particularly strong with significant last minute bookings and high attendance. With the addition of greater corporate and leisure demand, room rates surged to record levels in many North American markets. Worldwide systemwide RevPAR increased more than 8 percent.

“Our development pipeline grew to nearly 225,000 rooms, approximately 40 percent of which are under construction. We’re on a record-setting pace for room signings with 80,000 to 90,000 room signings expected during 2014. Our portfolio of luxury and lifestyle brands continues to grow in response to terrific guest feedback and great demand by owners and developers around the world. We opened our first Moxy hotel in Milan in September. We expect to introduce the AC Hotels brand to the U.S. in November when the first property opens in New Orleans. Our newest EDITION hotel also arrives in the U.S. next month with the opening of the Miami EDITION and Residences.

“For 2015, we expect North American systemwide RevPAR to increase 5 to 7 percent, 4 to 6 percent outside North America and 5 to 7 percent worldwide. Our group booking pace for the Marriott brand for 2015 is up at a mid-single digit rate with only about 60 percent of expected group business volume booked thus far. With continued North American demand growth expected in 2015, we believe both group and transient room rates will continue to strengthen. And, given our strong development pipeline, we anticipate 6 to 7 percent worldwide gross room additions in 2015.”

For the 2014 third quarter, RevPAR for worldwide comparable systemwide properties increased 8.1 percent (an 8.2 percent increase using actual dollars).

In North America, comparable systemwide RevPAR increased 8.7 percent in the third quarter of 2014, including a 5.0 percent increase in average daily rate. RevPAR for comparable systemwide North American full-service hotels (including Marriott Hotels, The Ritz-Carlton, Renaissance Hotels, Gaylord Hotels and Autograph Collection Hotels) increased 8.8 percent with a 5.1 percent increase in average daily rate. RevPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 8.6 percent in the third quarter with a 4.9 percent increase in average daily rate.

International comparable systemwide RevPAR rose 5.6 percent (a 6.4 percent increase using actual dollars) in the third quarter.

Marriott added 49 new properties (6,891 rooms) to its worldwide lodging portfolio in the 2014 third quarter including the first Moxy hotel in Milan, Italy. Seven properties (1,279 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 4,127 properties and timeshare resorts for a total of more than 702,000 rooms.

The company’s worldwide development pipeline increased to more than 1,300 properties with nearly 225,000 rooms at quarter-end, including 255 properties with approximately 37,000 rooms approved for development, but not yet subject to signed contracts.

MARRIOTT REVENUES totaled nearly $3.5 billion in the 2014 third quarter compared to revenues of nearly $3.2 billion for the third quarter of 2013. Base management and franchise fees totaled $381 million compared to $325 million in the year-ago quarter, an increase of 17 percent. The year-over-year increase largely reflects higher RevPAR and new unit growth. The company recognized $9 million of deferred base management fees related to an owner’s sale of a Courtyard portfolio, $6 million of deferred base management fees related to the performance of a limited-service portfolio and $9 million of relicensing fees in the third quarter. In the year-ago quarter, the company recognized $2 million of deferred base management fees related to the performance of a limited-service portfolio and $3 million of relicensing fees.

Third quarter worldwide incentive management fees increased 26 percent to $67 million primarily due to strong RevPAR, house profit margin and unit growth. Incentive management fees from North American hotels increased 78 percent to $32 million compared to $18 million in the year-ago quarter. The company anticipates that worldwide incentive management fee revenue will increase at a high teens rate for full year 2014. In the third quarter, 51 percent of worldwide company-managed hotels earned incentive management fees compared to 32 percent in the year-ago quarter.

Worldwide comparable company-operated house profit margins increased 200 basis points in the third quarter with higher room rates, improved productivity and solid cost controls. House profit margins for comparable company-operated properties outside North America increased 130 basis points and North American comparable company-operated house profit margins increased 240 basis points from the year-ago quarter.

Owned, leased, and other revenue, net of direct expenses, totaled $55 million, compared to $48 million in the year-ago quarter. Improved results reflected strong performance at several leased hotels, the addition of a property the company acquired in the fourth quarter of 2013 and the impact of the Protea portfolio acquired in the second quarter of 2014, partially offset by the impact of renovations.

GENERAL, ADMINISTRATIVE, and OTHER expenses for the 2014 third quarter totaled $172 million, a 17 percent increase compared to the year-ago quarter. The increase in expenses for the quarter largely reflected $6 million of higher incentive compensation expenses and $4 million of net unfavorable foreign exchange rates mainly due to devaluation of the Venezuelan Bolivar. For the first three quarters of 2014, general and administrative expenses are 2 percent higher year-over-year.

On July 29, the company estimated general and administrative expenses for the third quarter would total $160 million to $165 million. Actual expenses in the quarter were above the range largely due to the unfavorable foreign exchange impact mentioned above and higher incentive compensation expense reflecting strong performance.

EQUITY IN EARNINGS increased $12 million in the third quarter. The increase largely reflected deferred tax true-ups due to tax law changes affecting two international joint ventures.

Provision for Income Taxes
The provision for income taxes in the third quarter was higher than anticipated due to a $6 million non-recurring tax item.

Adjusted Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)
Adjusted EBITDA totaled $393 million in the 2014 third quarter, a 19 percent increase over 2013 third quarter adjusted EBITDA of $329 million. See page A-8 for the EBITDA calculation.

BALANCE SHEET
At the end of the third quarter, total debt was $3,528 million and cash balances totaled $150 million, compared to $3,199 million in debt and $126 million of cash at year-end 2013.

At the beginning of the fourth quarter, the company issued $400 million of Series N Senior Notes due in 2021 with a 3.1 percent interest rate coupon. The company expects to use the net proceeds for general corporate purposes.

COMMON STOCK
Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 295.4 million in the 2014 third quarter, compared to 309.5 million in the year-ago quarter.

The company repurchased 4.5 million shares of common stock in the third quarter at a cost of $300 million. Year-to-date through October 28, Marriott repurchased 20.4 million shares of its stock for $1.2 billion at an average price of $59.36. The remaining share authorization as of October 28, 2014, totaled 18.9 million shares.

OUTLOOK
For the 2014 fourth quarter, the company expects comparable systemwide RevPAR on a constant dollar basis will increase 5 to 7 percent in North America, 4 to 6 percent outside North America and 5 to 7 percent worldwide.

The company anticipates gross room additions of 7 percent worldwide for the full year 2014 including the 10,016 rooms associated with the Protea acquisition. Net of deletions, the company expects its portfolio of rooms will increase by approximately 6 percent in 2014.

The company assumes full year fee revenue could total $1,714 million to $1,724 million, growth of 11 to 12 percent over 2013 fee revenue of $1,543 million.

For 2014, the company anticipates general, administrative and other expenses will total $654 million to $659 million, up 1 to 2 percent compared to 2013 expenses of $649 million.

Given these assumptions, 2014 diluted EPS could total $2.48 to $2.52, a 24 to 26 percent increase year-over-year. This full year EPS outlook includes the $0.07 of unfavorable adjustments reported in the second quarter.

	Fourth Quarter 2014	Full Year 2014
Total fee revenue	$425 million to $435 million	$1,714 million to $1,724 million
Owned, leased and other revenue, net of direct expenses	Approx. $65 million	Approx. $239 million
Depreciation, amortization, and other expenses	Approx. $30 million	Approx. $146 million
General, administrative, and other expenses	$175 million to $180 million	$654 million to $659 million
Operating income	$280 million to $295 million	$1,148 million to $1,163 million
Gains and other income	Approx. $3 million	Approx. $7 million
Net interest expense[1]	Approx. $20 million	Approx. $92 million
Equity in earnings (losses)	Approx. $(2) million	Approx. $4 million
Earnings per share	$0.62 to $0.66	$2.48 to $2.52
Tax rate		32.5 percent

1 Net of interest income

The company expects investment spending in 2014 will total approximately $800 million to $900 million, including approximately $100 million for maintenance capital spending and $193 million associated with the Protea transaction. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Assuming this level of investment spending, approximately $1.6 billion to $1.7 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, the company expects full year 2014 adjusted EBITDA will total $1,507 million to $1,522 million, a 14 to 15 percent increase over the 2013 full year adjusted EBITDA of $1,325 million. See page A-9 for the adjusted EBITDA calculation.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Wednesday, October 29, 2014 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until October 29, 2015.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 59390131. A telephone replay of the conference call will be available from 1 p.m. ET, Wednesday, October 29, 2014 until 8 p.m. ET, Wednesday, November 5, 2014. To access the replay, call 404-537-3406. The conference ID for the recording is 59390131.
Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including RevPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of October 28, 2014. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is a global leading lodging company based in Bethesda, Maryland, USA, with more than 4,100 properties in 79 countries and territories.  Marriott International reported revenues of nearly $13 billion in fiscal year 2013.  The company operates and franchises hotels and licenses vacation ownership resorts under 18 brands, including: Marriott Hotels, The Ritz-Carlton, JW Marriott, Bulgari, EDITION, Renaissance, Gaylord Hotels, Autograph Collection, AC Hotels by Marriott, Moxy Hotels, Courtyard, Fairfield Inn & Suites, SpringHill Suites, Residence Inn, TownePlace Suites, Protea Hotels, Marriott Executive Apartments and Marriott Vacation Club timeshare brand.  Marriott has been consistently recognized as a top employer and for its superior business ethics.  The company also manages the award-winning guest loyalty program,

Marriott Rewards® and The Ritz-Carlton Rewards® program, which together surpass 47 million members.  For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
PRESS RELEASE SCHEDULES
QUARTER 3, 2014
TABLE OF CONTENTS

Condensed Consolidated Statements of Income	A-1
Total Lodging Products	A-3
Key Lodging Statistics	A-4
EBITDA and Adjusted EBITDA	A-8
EBITDA and Adjusted EBITDA Full Year Forecast	A-9
Operating Income Margin Excluding Cost Reimbursements	A-10
Non-GAAP Financial Measures	A-11

MARRIOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THIRD QUARTER 2014 AND 2013
(in millions except per share amounts, unaudited)

	Three Months Ended	Three Months Ended	Percent
	September 30, 2014	September 30, 2013	Better/(Worse)
REVENUES
Base management fees	$178	$150	19
Franchise fees	203	175	16
Incentive management fees	67	53	26
Owned, leased, and other revenue [1]	244	220	11
Cost reimbursements [2]	2,768	2,562	8
Total Revenues	3,460	3,160	9
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	189	172	(10)
Reimbursed costs	2,768	2,562	(8)
Depreciation, amortization, and other [4]	33	34	3
General, administrative, and other [5]	172	147	(17)
Total Expenses	3,162	2,915	(8)
OPERATING INCOME	298	245	22
Gains and other income [6]	1	1	—
Interest expense	(29)	(28)	(4)
Interest income	8	5	60
Equity in earnings [7]	12	—	*
INCOME BEFORE INCOME TAXES	290	223	30
Provision for income taxes	(98)	(63)	(56)
NET INCOME	$192	$160	20
EARNINGS PER SHARE - Basic
Earnings per share	$0.66	$0.53	25
EARNINGS PER SHARE - Diluted
Earnings per share	$0.65	$0.52	25
Basic Shares	288.9	301.9
Diluted Shares	295.4	309.5

*	Percent cannot be calculated.

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.

6	Gains and other income includes gains and losses on: the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and income from cost method investments.

7	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THIRD QUARTER YEAR-TO-DATE 2014 AND 2013
(in millions except per share amounts, unaudited)

	Nine Months Ended	Nine Months Ended	Percent
	September 30, 2014	September 30, 2013	Better/(Worse)
REVENUES
Base management fees	$509	$469	9
Franchise fees	560	503	11
Incentive management fees	220	183	20
Owned, leased, and other revenue [1]	747	690	8
Cost reimbursements [2]	8,201	7,720	6
Total Revenues	10,237	9,565	7
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	573	532	(8)
Reimbursed costs	8,201	7,720	(6)
Depreciation, amortization, and other [4]	116	92	(26)
General, administrative, and other [5]	479	471	(2)
Total Expenses	9,369	8,815	(6)
OPERATING INCOME	868	750	16
Gains and other income [6]	4	14	(71)
Interest expense	(89)	(88)	(1)
Interest income	17	13	31
Equity in earnings (losses) [7]	6	(2)	400
INCOME BEFORE INCOME TAXES	806	687	17
Provision for income taxes	(250)	(212)	(18)
NET INCOME	$556	$475	17
EARNINGS PER SHARE - Basic
Earnings per share	$1.90	$1.55	23
EARNINGS PER SHARE - Diluted
Earnings per share	$1.86	$1.51	23
Basic Shares	292.5	306.8
Diluted Shares	299.4	314.8

*	Percent cannot be calculated.

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.

6	Gains and other income includes gains and losses on: the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and income from cost method investments.

7	Equity in earnings (losses) include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS

	Number of Properties			Number of Rooms/Suites
Brand	September 30, 2014	September 30, 2013	vs. September 30, 2013	September 30, 2014	September 30, 2013	vs. September 30, 2013

Domestic Full-Service
Marriott Hotels	347	347	—	140,575	139,926	649
Renaissance Hotels	78	76	2	27,744	27,189	555
Autograph Collection	35	30	5	8,998	8,059	939
Gaylord Hotels	5	5	—	8,098	8,098	—
The Ritz-Carlton	38	37	1	11,300	11,048	252
The Ritz-Carlton Residential	30	30	—	3,598	3,598	—
Domestic Limited-Service
Courtyard	858	830	28	120,589	116,549	4,040
Fairfield Inn & Suites	707	694	13	64,413	63,285	1,128
SpringHill Suites	311	303	8	36,588	35,553	1,035
Residence Inn	641	622	19	77,577	75,099	2,478
TownePlace Suites	232	218	14	23,130	21,630	1,500
International
Marriott Hotels	224	211	13	68,648	64,653	3,995
Renaissance Hotels	81	78	3	25,368	25,203	165
Autograph Collection [1]	27	20	7	3,521	2,385	1,136
Protea Hotels	112	—	112	10,107	—	10,107
Moxy Hotels	1	—	1	162	—	162
Courtyard	123	116	7	24,236	22,727	1,509
Fairfield Inn & Suites	17	16	1	2,089	1,896	193
SpringHill Suites	2	2	—	299	299	—
Residence Inn	24	23	1	3,349	3,229	120
TownePlace Suites	4	2	2	518	278	240
Marriott Executive Apartments	27	27	—	4,285	4,295	(10)
The Ritz-Carlton	47	42	5	13,777	12,660	1,117
The Ritz-Carlton Residential	10	7	3	630	469	161
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
Bulgari Hotels & Resorts	3	3	—	202	202	—
EDITION	2	2	—	251	251	—
AC Hotels by Marriott [1]	75	75	—	8,499	8,491	8
Timeshare [2]	62	63	(1)	13,124	12,856	268
Total	4,127	3,883	244	702,254	670,507	31,747

1
All AC Hotels by Marriott properties and five Autograph Collection properties included in this table are operated by unconsolidated joint ventures that hold management agreements and also provide services to franchised properties.

2	Timeshare unit and room counts are as of September 12, 2014 and September 6, 2013, the end of Marriott Vacation Worldwide's third quarter for 2014 and 2013, respectively.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
(Constant $)

Comparable Company-Operated International Properties[1]
	Three Months Ended September 30, 2014 and September 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Region	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Caribbean & Latin America	$143.40	13.6%	71.0%	3.4%	pts.	$201.84	8.2%
Europe	$161.27	4.7%	81.0%	1.4%	pts.	$199.06	2.9%
Middle East & Africa	$90.47	16.1%	54.2%	11.0%	pts.	$166.85	(7.4)%
Asia Pacific	$125.85	5.0%	74.8%	2.0%	pts.	$168.18	2.1%
Total International[2]	$136.98	6.6%	74.3%	3.0%	pts.	$184.29	2.4%
Worldwide[3]	$132.05	8.5%	76.2%	3.0%	pts.	$173.30	4.2%

Comparable Systemwide International Properties[1]
	Three Months Ended September 30, 2014 and September 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Region	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Caribbean & Latin America	$124.90	10.9%	69.7%	2.1%	pts.	$179.18	7.6%
Europe	$147.99	3.2%	78.8%	0.9%	pts.	$187.86	2.0%
Middle East & Africa	$88.59	15.0%	54.0%	9.6%	pts.	$164.13	(5.5)%
Asia Pacific	$129.83	4.9%	75.1%	1.7%	pts.	$172.81	2.4%
Total International[4]	$132.47	5.6%	73.7%	2.2%	pts.	$179.63	2.4%
Worldwide[3]	$114.29	8.1%	76.9%	2.6%	pts.	$148.55	4.5%

1	Statistics are in constant dollars. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

2	Includes Marriott Hotels, Renaissance, Autograph Collection, The Ritz-Carlton, Bulgari, Residence Inn, and Courtyard properties.

3
Includes Marriott Hotels, Renaissance, Autograph Collection, Gaylord Hotels, The Ritz-Carlton, Bulgari, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes Marriott Hotels, Renaissance, Autograph Collection, The Ritz-Carlton, Bulgari, Residence Inn, Courtyard, and Fairfield Inn & Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
(Constant $)

Comparable Company-Operated International Properties[1]
	Nine Months Ended September 30, 2014 and September 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Region	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Caribbean & Latin America	$178.56	11.5%	74.3%	2.7%	pts.	$240.30	7.5%
Europe	$146.28	2.9%	74.4%	1.2%	pts.	$196.74	1.3%
Middle East & Africa	$109.50	5.0%	58.4%	4.4%	pts.	$187.35	(2.8)%
Asia Pacific	$127.76	5.6%	73.0%	2.1%	pts.	$175.09	2.6%
Total International[2]	$138.76	5.4%	72.0%	2.1%	pts.	$192.64	2.4%
Worldwide[3]	$132.48	6.4%	74.4%	2.2%	pts.	$177.95	3.2%

Comparable Systemwide International Properties[1]
	Nine Months Ended September 30, 2014 and September 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Region	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Caribbean & Latin America[2]	$149.39	9.9%	71.9%	2.2%	pts.	$207.84	6.5%
Europe	$135.42	2.8%	72.3%	1.1%	pts.	$187.36	1.1%
Middle East & Africa	$107.67	5.6%	58.9%	4.2%	pts.	$182.77	(1.9)%
Asia Pacific	$128.90	5.7%	73.4%	2.0%	pts.	$175.73	2.8%
Total International[4]	$132.81	5.2%	71.3%	1.9%	pts.	$186.17	2.4%
Worldwide[3]	$111.64	6.7%	74.4%	2.1%	pts.	$150.00	3.7%

1	Statistics are in constant dollars. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

2	Includes Marriott Hotels, Renaissance, Autograph Collection, The Ritz-Carlton, Bulgari, Residence Inn, and Courtyard properties.

3
Includes Marriott Hotels, Renaissance, Autograph Collection, Gaylord Hotels, The Ritz-Carlton, Bulgari, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes Marriott Hotels, Renaissance, Autograph Collection, The Ritz-Carlton, Bulgari, Residence Inn, Courtyard, and Fairfield Inn & Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Three Months Ended September 30, 2014 and September 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Brand	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Marriott Hotels	$142.11	8.7%	77.6%	3.0%	pts.	$183.21	4.5%
Renaissance	$130.26	9.9%	75.7%	2.3%	pts.	$171.99	6.6%
The Ritz-Carlton	$233.45	7.6%	73.5%	2.8%	pts.	$317.67	3.6%
Composite North American Full-Service[2]	$148.14	8.8%	76.7%	2.9%	pts.	$193.25	4.7%
Courtyard	$99.24	11.7%	75.9%	3.7%	pts.	$130.78	6.2%
SpringHill Suites	$83.82	10.3%	76.5%	2.0%	pts.	$109.51	7.3%
Residence Inn	$113.37	8.6%	82.2%	2.3%	pts.	$137.96	5.6%
TownePlace Suites	$79.19	17.1%	80.9%	5.1%	pts.	$97.87	9.8%
Composite North American Limited-Service[3]	$100.76	10.8%	77.7%	3.2%	pts.	$129.70	6.1%
Composite - All[4]	$129.79	9.4%	77.1%	3.0%	pts.	$168.44	5.1%

Comparable Systemwide North American Properties[1]
	Three Months Ended September 30, 2014 and September 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Brand	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Marriott Hotels	$126.68	8.5%	75.5%	2.6%	pts.	$167.78	4.8%
Renaissance	$119.59	10.2%	75.5%	2.7%	pts.	$158.42	6.2%
Autograph Collection	$164.96	9.9%	76.3%	(0.8)%	pts.	$216.30	11.0%
The Ritz-Carlton	$233.45	7.6%	73.5%	2.8%	pts.	$317.67	3.6%
Composite North American Full-Service[5]	$133.02	8.8%	75.4%	2.5%	pts.	$176.52	5.1%
Courtyard	$101.44	9.4%	77.3%	3.1%	pts.	$131.25	5.0%
Fairfield Inn & Suites	$80.46	7.9%	75.9%	2.7%	pts.	$106.04	4.1%
SpringHill Suites	$89.95	8.3%	78.6%	2.8%	pts.	$114.39	4.4%
Residence Inn	$113.19	7.6%	84.1%	2.0%	pts.	$134.62	5.0%
TownePlace Suites	$79.34	10.7%	80.1%	2.7%	pts.	$99.11	6.9%
Composite North American Limited-Service[3]	$97.07	8.6%	78.9%	2.7%	pts.	$122.98	4.9%
Composite - All[6]	$110.58	8.7%	77.6%	2.7%	pts.	$142.52	5.0%

1	Statistics include properties located in the United States.

2	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, and The Ritz-Carlton properties.

3	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

5	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph, and The Ritz-Carlton properties.

6	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Nine Months Ended September 30, 2014 and September 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Brand	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Marriott Hotels	$142.64	6.1%	76.6%	2.1%	pts.	$186.16	3.2%
Renaissance	$132.21	5.5%	75.2%	1.6%	pts.	$175.82	3.3%
The Ritz-Carlton	$247.20	6.4%	73.9%	1.7%	pts.	$334.29	4.0%
Composite North American Full-Service[2]	$150.44	6.1%	75.9%	2.0%	pts.	$198.26	3.4%
Courtyard	$94.76	9.5%	73.0%	3.0%	pts.	$129.78	5.0%
SpringHill Suites	$84.06	6.6%	75.3%	1.9%	pts.	$111.60	3.9%
Residence Inn	$108.46	6.5%	79.8%	2.1%	pts.	$135.90	3.8%
TownePlace Suites	$73.25	19.2%	76.3%	7.1%	pts.	$96.06	8.0%
Composite North American Limited-Service[3]	$96.62	8.7%	75.0%	2.8%	pts.	$128.76	4.6%
Composite - All[4]	$129.59	6.9%	75.6%	2.3%	pts.	$171.53	3.6%

Comparable Systemwide North American Properties[1]
	Nine Months Ended September 30, 2014 and September 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Brand	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Marriott Hotels	$126.58	6.6%	74.3%	1.9%	pts.	$170.41	3.8%
Renaissance	$119.13	7.1%	74.4%	2.3%	pts.	$160.16	3.8%
Autograph Collection	$175.56	10.3%	77.0%	0.4%	pts.	$227.90	9.7%
The Ritz-Carlton	$247.20	6.4%	73.9%	1.7%	pts.	$334.29	4.0%
Composite North American Full-Service[5]	$134.24	6.8%	74.3%	1.9%	pts.	$180.62	4.0%
Courtyard	$95.65	7.6%	73.9%	2.2%	pts.	$129.48	4.4%
Fairfield Inn & Suites	$74.02	7.0%	71.6%	2.1%	pts.	$103.32	3.9%
SpringHill Suites	$85.71	7.4%	76.0%	2.6%	pts.	$112.81	3.7%
Residence Inn	$106.14	6.4%	80.9%	1.9%	pts.	$131.19	3.9%
TownePlace Suites	$74.49	9.8%	76.6%	3.2%	pts.	$97.20	5.2%
Composite North American Limited-Service[3]	$91.10	7.3%	75.5%	2.2%	pts.	$120.67	4.1%
Composite - All[6]	$107.31	7.0%	75.1%	2.1%	pts.	$142.98	4.0%

1	Statistics include properties located in the United States.

2	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, and The Ritz-Carlton properties.

3	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

5	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph, and The Ritz-Carlton properties.

6	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
EBITDA AND ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2014
	First Quarter	Second Quarter	Third Quarter	Total
Net income	$172	$192	$192	$556
Interest expense	30	30	29	89
Tax provision	59	93	98	250
Depreciation and amortization	26	32	33	91
Depreciation classified in Reimbursed costs	12	13	13	38
Interest expense from unconsolidated joint ventures	1	1	—	2
Depreciation and amortization from unconsolidated joint ventures	4	3	1	8
EBITDA **	304	364	366	1,034

EDITION impairment charge	10	15	—	25
Share-based compensation (including share-based compensation reimbursed by third-party owners)	25	29	27	81
Adjusted EBITDA **	$339	$408	$393	$1,140

Increase over 2013 Quarterly Adjusted EBITDA **	12%	10%	19%	14%

	Fiscal Year 2013
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$136	$179	$160	$151	$626
Interest expense	31	29	28	32	120
Tax provision	65	84	63	59	271
Depreciation and amortization	25	33	34	35	127
Depreciation classified in reimbursed costs	12	12	12	12	48
Interest expense from unconsolidated joint ventures	1	1	1	1	4
Depreciation and amortization from unconsolidated joint ventures	3	3	3	4	13
EBITDA **	273	341	301	294	1,209

Share-based compensation (including share-based compensation reimbursed by third-party owners)	30	31	28	27	116
Adjusted EBITDA **	$303	$372	$329	$321	$1,325

**	Denotes non-GAAP financial measures. See page A-11 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
FULL YEAR EBITDA AND ADJUSTED EBITDA
FORECASTED 2014
($ in millions)

	Range
	Estimated EBITDA Full Year 2014		As Reported Full Year 2013
Net income	$736	$747	$626
Interest expense	120	120	120
Tax provision	331	335	271
Depreciation and amortization	120	120	127
Depreciation classified in Reimbursed costs	50	50	48
Interest expense from unconsolidated joint ventures	5	5	4
Depreciation and amortization from unconsolidated joint ventures	10	10	13
EBITDA **	1,372	1,387	1,209

EDITION impairment charge	25	25	—
Share-based compensation (including share-based compensation reimbursed by third-party owners)	110	110	116
Adjusted EBITDA **	$1,507	$1,522	$1,325

Increase over 2013 Adjusted EBITDA**	14%	15%

**	Denotes non-GAAP financial measures. See page A-11 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
OPERATING INCOME MARGIN EXCLUDING
COST REIMBURSEMENTS AND OTHER CHARGES
THIRD QUARTER 2014 AND 2013
($ in millions)

OPERATING INCOME MARGIN	Third Quarter 2014	Third Quarter 2013
Operating income	$298	$245

Total revenues as reported	$3,460	$3,160
Less: cost reimbursements	(2,768)	(2,562)
Total revenues excluding cost reimbursements **	$692	$598

Operating income margin, excluding cost reimbursements **	43%	41%

**	Denotes non-GAAP financial measures. See page A-11for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. EBITDA, a financial measure that is not required by, or presented in accordance with GAAP, reflects net income excluding the impact of interest expense, provision for income taxes, depreciation and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation included under “Reimbursed costs” in our Consolidated Statements of Income, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

We also believe that Adjusted EBITDA, another non-GAAP financial measure, is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude 1) pre-tax impairment charges of $10 million in the 2014 first quarter and $15 million in the 2014 second quarter, both of which we recorded in the “Depreciation, amortization, and other” caption of our Consolidated Statements of Income following an evaluation of our EDITION hotels for recovery and determination that our cost estimates exceeded our total fixed sales price, and 2) share-based compensation expense for all periods presented. We excluded share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. We believe that Adjusted EBITDA that excludes these items is a meaningful measure of our operating performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies.

EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as substitutes for performance measures calculated under GAAP. Both of these non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate EBITDA and in particular Adjusted EBITDA differently than we do or may not calculate them at all, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

Adjusted Operating Income Margin Excluding Cost Reimbursements. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our Marriott Rewards and The Ritz-Carlton Rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and related expense has no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. In calculating adjusted operating income margin we consider total revenues as adjusted excluding cost reimbursements and therefore, adjusted operating income margin excluding cost reimbursements to be meaningful metrics as they represent that portion of revenue and operating income margin that impacts operating income and net income.